SHARE PURCHASE AGREEMENT

by and among

JOHN R. SIGNORELLO

and

HERBERT TABIN AND CERTAIN OF HIS

AFFILIATED ENTITIES LISTED ON EXHIBIT A

As of November 2, 2009

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (**"Agreement"**), dated as of November 2, 2009 by and among John R. Signorello (the **"Buyer"**), and Herbert Tabin and certain of his affiliated entities listed on **Exhibit A** attached hereto (individually a **"Seller"** and collectively the **"Sellers"**), each of which is a shareholder of VOIS, Inc., a Florida corporation (**"Company"**).

WITNESSETH:

WHEREAS, Buyer desires to purchase (the **"Purchase"**) in the aggregate 225,000,000 shares (the **"Shares"**) of common stock, par value $0.001 per share, of the Company (the **"Common Stock"**) representing approximately 27% of the issued and outstanding shares of Common Stock from the Sellers for an aggregate purchase price of $500.00 and the Sellers desire to sell the Shares to the Buyer.

WHEREAS, the Company is a corporation subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended (the **"Exchange Act"**).

WHEREAS, the shares of Common Stock are quoted on the OTC Bulletin Board (the "OTCBB") under the symbol "VOIS".

WHEREAS, immediately following the closing of the Purchase, the outstanding securities of the Company shall be 828,503,200 shares of Common Stock consisting of (a) 225,000,000 shares of Common Stock owned by the Buyer, and (b) 603,503,200 shares of Common Stock owned by the Company's other shareholders.

WHEREAS, Mr. Herbert Tabin, record and/or beneficial owner of the Shares, was formerly a member of the Board of Directors, executive officer and principal shareholder of the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1. **SALE OF SECURITIES** Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Sellers shall sell, assign, transfer, convey and deliver to the Buyer in the amounts set forth on Exhibit A, and the Buyer shall purchase and acquire from the Sellers, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the Shares will be "control securities" as defined in the Securities Act of 1933, as amended (the **"Securities Act"**). The aggregate purchase price for the Shares shall be $500.00 payable to the Sellers in the amounts set forth on Exhibit A (the **"Purchase Price"**).

2. THE CLOSING

2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of the Company on such date (the "Closing Date") and time as the parties shall so agree.

2.2 Deliveries by the Sellers. At the Closing, each of the Sellers shall coordinate with the Company and shall deliver to the Buyer the following:

(a) Certificates representing the Shares duly endorsed for transfer or accompanied by stock powers; and

(b) Duly executed copy of this Agreement.

2.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver the following to the Sellers:

(a) The Purchase Price payable by check to each of the Sellers in the respective amounts set forth on Exhibit A; and

(b) Duly executed copy of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent, warrant and covenant to and with the Buyer, as of the date of Closing, as an inducement to the Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1 Ownership of the Shares. Each Seller is the record and beneficial owner of the Shares attributed to it on Exhibit A and owns such Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, and has the absolute right to sell and transfer such Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to the Buyer hereunder, the Buyer will acquire good and marketable title to the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another.

3.2 Authorization of Agreement. Each Seller has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on such Seller and enforceable in accordance with the terms hereof and thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Sellers under or by virtue of this Agreement or such other agreement or instrument. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, agreement or commitment of any kind to which such Seller is a party or by which such Seller or such

Seller's property is bound, or to such Seller's knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Seller or any of such Seller's property.

3.3 No Violations. Neither the execution and delivery of this Agreement nor compliance by the Sellers with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which the Company is a party or by which it or any of the Company's properties or assets may be bound; (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any such agreement or instrument; (iv) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Company or upon any of their respective properties or assets; or (v) violate any law or regulation of any jurisdiction relating to the Company or any of its assets or properties.

3.4 SEC Reports. Since October 1, 2007 the Company has filed in a timely manner with the Securities and Exchange Commission (the "**SEC**"), all reports required to be filed by it under the Exchange Act, and is "current" in its reporting obligations thereunder. The Company has made available to the Buyer a true and correct copy of all filings made by the Company with the SEC since its inception (collectively, the "**SEC Reports**"). As of their respective dates, the SEC Reports comply in all material respects to the best of the Sellers' knowledge with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein, omits to state a material fact or any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5 Financial Statements. To the best of the Seller's knowledge the financial statements (the **"Financial Statements"**) of the Company included in the SEC Reports (including in each case the related notes thereto) (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of the Company as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("**GAAP**").

3.6 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to

do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

3.7 Capitalization. The authorized capital stock of the Company consists of 100,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 828,503,200 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding. Except as disclosed in the SEC Reports or as set forth on **Schedule 3.7**, there are no outstanding warrants, options, subscription rights or other commitments of any character granted by the Company relating to the issued or unissued shares of capital stock of the Company (the "**Outstanding Dilutive Securities**"). All outstanding shares of Common Stock, including the Shares, are validly issued, fully paid and non-assessable.

3.8 Absence of Changes; No Undisclosed Liabilities. Except as disclosed in the SEC Reports, since June 30, 2009 the Company has not incurred any liability material to it on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in its business, assets, financial condition, or results of operations which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made by the Sellers to the Buyer pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. Except as disclosed in the SEC Reports, the Sellers are not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a material adverse effect on the Company except for (i) liabilities set forth on the face of the most recent balance sheet included in the SEC Reports, and (ii) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

3.9 Actions and Proceedings. Except as disclosed in the SEC Reports, the Company is not subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Company's right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). Except as disclosed in the SEC Reports, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Seller, threatened against or affecting the Company.

3.10 Agreements and Obligations; Performance. Except as set forth in the SEC Reports or on **Schedule 3.10**, the Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii) contractual obligation or contractual liability of any kind to any Company shareholder; (iii) contract, arrangement, commitment or understanding with customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar shareholders' agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

3.11 Employee Benefit Plans. The Company does not maintain and is not required to make contributions to any "pension" and "welfare" benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

4. REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents, warrants and covenants to and with each Seller, as of the date of Closing, as an inducement to the Sellers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

4.1 Authorization of Agreement. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform his obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by the Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Buyer, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance

and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2 No Buyer Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of his property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Buyer or to the property of the Buyer.

4.3 No Litigation, Etc. There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer's best knowledge, threatened against, materially affecting or which will materially affect consummation of the transactions contemplated hereby.

4.4 Investment Intent. The Buyer is acquiring the securities being purchased pursuant to this Agreement for his own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

4.5 Legend. The Buyer understands that the Shares purchased by him pursuant to this Agreement are restricted securities and that the certificates evidencing same issued in his name pursuant hereto shall bear the following legend, or one substantially similar thereto:

> *"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Securities Act or any applicable state securities laws."*

4.6 Disqualification Provisions. The Buyer is not, and the Buyer agrees that no person designated or appointed by the Buyer to serve as an officer or director of the Company, will be subject to the disqualification provisions described in 17 CFR 230.262 (the "bad boy provisions"), and the following does not apply to the Buyer or such designated or appointed persons:

(a) filed a registration statement which is the subject of a currently

effective stop order entered pursuant to a federal or state law within five (5) years prior to the commencement of the offering;

(b) been convicted within five (5) years of a felony or misdemeanor in connection with the purchase or sale of a security or a felony involving fraud or deceit including forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

(c) is currently subject to a federal or state administrative order or judgment entered by that state's securities administrator within five (5) years prior to reliance on this exemption or is subject to a state's administrative order or judgment in which fraud or deceit was found and the order or judgment was entered within five (5) years of the expected offer and sale of a security in reliance upon this exemption;

(d) is currently subject to a state's administrative order or judgment which prohibits the use of an exemption from registration in connection with the purchase or sale of a security; or

(e) is subject to an order, judgment or decree of a court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to an order, judgment or decree of a court of competent jurisdiction, entered within five (5) years prior to the commencement of the offering permanently restraining or enjoining, the person from engaging in or continuing a conduct or practice in connection with the purchase or sale of a security or involving the making of a false filing with a state.

4.7 Information on Buyer. The Buyer is an "accredited investor," as such term is defined in Regulation D promulgated by the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with his representatives, has such knowledge and experience in financial, tax and other business matters as to enable him to utilize the information made available by the Sellers to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment. The Buyer is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

5. AGREEMENTS OF THE PARTIES

The Sellers and the Buyer (as to covenants they expressly are providing below in this Section 5) hereby covenant and agree as follows:

5.1 Public Announcements. No party hereunder shall, without the express prior written consent of the Buyer make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws; provided, however, that the parties hereto agree that the Company, following the Closing, shall file such reports under the Exchange Act as may be required thereunder within the

period prescribed thereby.

5.2 Brokers. Each of the Sellers on the one hand, and the Buyer on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

5.3 Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.4 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

5.5 SEC Filings. Following the Closing each of the parties shall timely file such documents with the Securities and Exchange Commission, including but not limited to Form 3, Form 4 and Schedule 13G as are necessary and appropriate.

6. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 Nature of Statements. All statements contained in any Exhibit, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement shall be deemed representations and warranties by such party.

6.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the one year anniversary of the Closing.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

The obligations of the Buyer to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

7.1 Representations and Warranties. All representations and warranties of the Sellers contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof.

7.2 Covenants. The Sellers shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing Date.

7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Sellers, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

7.4 Approvals. The Sellers shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at the Closing, in accordance with all applicable laws, rules and regulations.

7.5 Closing Documents. The Buyer shall receive all of the documents (executed where applicable) set forth in Section 2.2 of this Agreement, which documents shall be in form and substance reasonably satisfactory to the Buyer.

7.6 No Material Adverse Changes. There shall not have occurred any material adverse change in the representations and warranties of the Sellers hereunder or to the business or financial condition of the Company taken as a whole.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE SELLERS TO CLOSE

The obligations of the Sellers to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Sellers unless such condition is a requirement of law).

8.1 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof.

8.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Sellers to consummate the transactions contemplated hereby.

8.4 Approvals. The Buyer shall have obtained all required consents and approvals to this Agreement and the transactions to be consummated at the Closing, in accordance with all applicable laws, rules and regulations.

8.5 Closing Documents. The Sellers shall receive all of the documents set forth in Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to the Sellers.

9. INDEMNIFICATION

9.1 Obligation of Buyer to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 3, Buyer hereby agrees to indemnify, defend and hold harmless the Sellers, to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (the "Loss") based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2 Obligation of the Sellers to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 4 and to the amount of consideration received hereunder, the Sellers each agree to indemnify, defend and hold harmless the Buyer to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10. MISCELLANEOUS

10.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder; provided, however, Buyer may assign the securities it receives pursuant to this Agreement.

10.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) as follows:

If to the Sellers, to their respective addresses set forth on the signature page of this Agreement, and if to the Buyer, as follows:

c/o 22900 Shaw Road, Suite 111
Sterling, VA 20166

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.2 by either of the parties hereto to the other party hereto.

10.3 Waiver: Remedies. No delay on the part of any of the Sellers or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Sellers or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

10.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

10.7 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Florida without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in Palm Beach County, Florida. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in Palm Beach County, Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Palm Beach County, Florida. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

10.8 Captions. All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

10.9 Confidential Information. Each party agrees that such party and its

representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that each party's obligations under this Section 9.9 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

BUYER:

____
John R. Signorello

SELLERS:

____
Herbert Tabin

Herbert Tabin Grat I

By: ______________________________
Herbert Tabin,

Silver Lake Capital Partners, Inc.

By: ______________________________
Herbert Tabin, President